EXHIBIT 5.1

                       [Dorsey & Whitney LLP Letterhead]

E. W. Blanch Holdings, Inc.
3500 West 80th Street
Minneapolis, Minnesota 55431

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to E. W. Blanch Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 Registration Statement of up to 1,325,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company issuable under the Company's Non-Employee Directors' Stock Plan, the Directors' Stock Option Plan and the 1997 Stock Incentive Plan and an indeterminate number of interests in the Company's Executive Restricted Stock Incentive Plan and the Retirement Plan (all such plans being hereinafter collectively referred to as the "Plans").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plans, and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the laws of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 of the Company relating to the Plans.

Dated:  January 29, 1998                     Very truly yours,


GLT                                          /s/ DORSEY & WHITNEY LLP